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                                                   EXECUTION COPY - CONFIDENTIAL


                                                                  EXHIBIT 10.3.5

***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[***]") OR OTHERWISE INDICATED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***



                                LICENSE AGREEMENT

                                     between

                         SPALDING SPORTS WORLDWIDE, INC.

                                       and


                                SPORT HALEY, INC.



                             Dated as of May 3, 2001








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                                TABLE OF CONTENTS


                                                                                                               PAGE
1. DEFINITIONS....................................................................................................1

   1.1 "ACCOUNTING"...............................................................................................1
   1.2 "AFFILIATE"................................................................................................1
   1.3 "ASSIGNABLE INTELLECTUAL PROPERTY".........................................................................2
   1.4 "CLAIMS"...................................................................................................2
   1.5 "CONFIDENTIAL INFORMATION".................................................................................2
   1.6 "DESIGN INTELLECTUAL PROPERTY".............................................................................2
   1.7 "DISTRIBUTOR"..............................................................................................2
   1.8 "EVENT OF INSOLVENCY"......................................................................................2
   1.9 "GUARANTEED MINIMUM ROYALTIES".............................................................................2
   1.10 "INDEMNIFIED PARTY".......................................................................................2
   1.11 "INDEMNIFYING PARTY"......................................................................................2
   1.12 "INITIAL TERM"............................................................................................2
   1.13 "INTELLECTUAL PROPERTY"...................................................................................3
   1.14 "INTRODUCTION"............................................................................................3
   1.15 "LICENSE".................................................................................................3
   1.16 "LICENSED PRODUCTS".......................................................................................3
   1.17 "LICENSED TRADEMARKS".....................................................................................3
   1.18 "MANUFACTURER"............................................................................................3
   1.19 "MARKETING FUND EXPENDITURES".............................................................................3
   1.20 "NET SALES"...............................................................................................3
   1.21  "OWNERSHIP RIGHTS".......................................................................................3
   1.22 "PERSON"..................................................................................................3
   1.23 "PROJECTED ANNUAL SALES"..................................................................................3
   1.24 "REMAINING INVENTORY".....................................................................................3
   1.25 "RENEWAL TERM"............................................................................................4
   1.26 "REQUIRED POLICY".........................................................................................4
   1.27 "TECHNOLOGY INTELLECTUAL PROPERTY"........................................................................4
   1.28 "TERM"....................................................................................................4
   1.29 "TERRITORY"...............................................................................................4
   1.30 "SPALDING COMPETITOR".....................................................................................4
   1.31 "SPALDING DISTRIBUTOR"....................................................................................4
   1.32 "TRADEMARK"...............................................................................................4

2. TERM...........................................................................................................4

   2.1 INITIAL TERM...............................................................................................4
   2.2 MARKETING DATE.............................................................................................4
   2.3 RENEWAL TERM...............................................................................................4

3. LICENSE........................................................................................................5

   3.1 GRANT OF LICENSE...........................................................................................5
   3.2 LICENSE FEE................................................................................................5
   3.3 NO TRADEMARK SUBLICENSES...................................................................................5
   3.4 NO LIMITATIONS ON SPALDING.................................................................................6

4. DEVELOPMENT....................................................................................................6

   4.1 RESEARCH, DESIGN AND DEVELOPMENT...........................................................................6
   4.2 DEVELOPMENT ASSISTANCE.....................................................................................6
   4.3 DEVELOPMENT EXPENSES.......................................................................................6

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

5. INTELLECTUAL PROPERTY..........................................................................................6

   5.1 OWNERSHIP OF DESIGNS AND OTHER INTELLECTUAL PROPERTY.......................................................6
   5.2 PROHIBITED USE OF LICENSED TRADEMARKS......................................................................7
   5.3 OWNERSHIP OF LICENSED TRADEMARKS...........................................................................7
   5.4 REGISTRATION AND PROTECTION OF LICENSED TRADEMARKS.........................................................8
   5.5 TRADEMARK NOTICE...........................................................................................9
   5.6 INFRINGEMENTS..............................................................................................9
   5.7 GOOODWILL.................................................................................................10

6. ROYALTIES.....................................................................................................10

   6.1 ROYALTIES.................................................................................................10
   6.2 BREACH OF ROYALTY OBLIGATION..............................................................................11
   6.3 GUARANTEED MINIMUM ROYALTIES..............................................................................11
   6.4 PAYMENTS..................................................................................................12
   6.5 CURRENCY..................................................................................................13

7. PROJECTED ANNUAL SALES........................................................................................13


8. RECORDS AND RIGHT TO AUDIT....................................................................................14


9. MARKETING.....................................................................................................14

   9.1 MARKETING FUND............................................................................................14
   9.2 APPROVAL OF MARKETING PLAN AND MATERIALS..................................................................15
   9.3 TRADE SHOWS...............................................................................................15
   9.4 LICENSEE'S SHOWROOM.......................................................................................15
   9.5 LICENSEE'S SHOWROOM.......................................................................................15

10.  COMPLIMENTARY PRODUCTS......................................................................................16


11. QUALITY CONTROL OF LICENSED PRODUCTS.........................................................................16

   11.1 PRODUCT APPROVAL.........................................................................................16
   11.2 APPROVAL OF MANUFACTURERS................................................................................17
   11.3 LICENSED TRADEMARKS......................................................................................17
   11.4 OTHER MARKINGS...........................................................................................17
   11.5 SPALDING'S GUIDING PRINCIPLES FOR CHOOSING BUSINESS PARTNERS.............................................18

12. DISTRIBUTION.................................................................................................18

   12.1 APPROVAL OF DISTRIBUTION.................................................................................18
   12.2 NO RESALE................................................................................................18
   12.3 FILL RATES...............................................................................................19

13. SURPLUS, DEFECTIVE OR DEFICIENT LICENSED PRODUCTS............................................................19

   13.1 SURPLUS OR OBSOLETE PRODUCTS.............................................................................19
   13.2 DEFECTIVE OR DEFICIENT LICENSED PRODUCTS.................................................................19
   13.3 DISPOSAL OF REMAINING INVENTORY..........................................................................19

14. WARRANTY.....................................................................................................20

   14.1 SPALDING WARRANTY........................................................................................20
   14.2 LICENSEE WARRANTY........................................................................................20

15. DISCLAIMER...................................................................................................21


16. INDEMNITY....................................................................................................21

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

   16.1 INDEMNIFICATION BY SPALDING..............................................................................21
   16.2 INDEMNIFICATION BY LICENSEE..............................................................................21
   16.3 INDEMNIFICATION PROCEDURES...............................................................................22

17. INSURANCE....................................................................................................22


18. CONFIDENTIAL INFORMATION.....................................................................................23

   18.1 CONFIDENTIAL TREATMENT...................................................................................23
   18.2 FORBIDDEN USE OF CONFIDENTIAL INFORMATION................................................................23
   18.3 PRIOR OBLIGATIONS........................................................................................24

19. NON-COMPETITION..............................................................................................24


20. TERMINATION OR EXPIRATION....................................................................................24

   20.1 TERMINATION BY SPALDING..................................................................................24
   20.2 TERMINATION BY LICENSEE..................................................................................26
   20.3 PAYMENTS UPON TERMINATION................................................................................26
   20.4 AUTOMATIC EXPIRATION OR TERMINATION OF LICENSE...........................................................26
   20.5 RETURN OF PROPERTY.......................................................................................26
   20.6 NO RIGHTS AFTER TERM.....................................................................................26

21. APPROVALS, ETC...............................................................................................26


22. EQUITABLE RELIEF.............................................................................................27


23. MISCELLANEOUS................................................................................................27

   23.1 INDEPENDENCE OF THE PARTIES..............................................................................27
   23.2 SURVIVORSHIP.............................................................................................27
   23.3 ENTIRE AGREEMENT.........................................................................................28
   23.4 HEADINGS.................................................................................................28
   23.5 AMENDMENT................................................................................................28
   23.6 WAIVER...................................................................................................28
   23.7 ASSIGNABILITY; SUCCESSORS AND ASSIGNS....................................................................28
   23.8 REFORMATION; SEVERABILITY................................................................................28
   23.9 GOVERNING LAW AND JURISDICTION...........................................................................28
   23.10 DELIVERY OF MATERIALS; NOTICES, ETC.....................................................................29
   23.11 CONFIDENTIALITY OF AGREEMENT............................................................................29



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                                    EXHIBITS


Spalding Product Principles                                            Exhibit 1.16

Licensed Trademarks                                                    Exhibit 1.17

Spalding Competitors                                                   Exhibit 1.30

Licensee Accounting Statement                                          Exhibit 6.1

Royalty Payment Schedule                                               Exhibit 6.1E

Form of Marketing Plan                                                 Exhibit 9.2

Product Development and Approval Process                               Exhibit 11.1

Form of Manufacturer's Agreement                                       Exhibit 11.2

Guiding Principles for Choosing Business Partners                      Exhibit 11.5

Account Approval Process and Forms                                     Exhibit 12.1



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                                LICENSE AGREEMENT

THIS LICENSE AGREEMENT dated as of May 3, 2001, is between SPALDING SPORTS WORLDWIDE, INC., a corporation organized and existing under the laws of Delaware and having its principal place of business at 425 Meadow Street, Chicopee, Massachusetts 01013 (hereinafter referred to as "Spalding") and SPORT HALEY, INC., a corporation organized and existing under the laws of Colorado and having its principal place of business at 4600 East 48th Avenue, Denver, Colorado 80216 (hereinafter referred to as ("Licensee").

         WHEREAS, Spalding owns the BEN HOGAN name and certain related trademarks, signs and symbols (collectively, the "BEN HOGAN Trademarks") for use on and in connection with sporting goods, footwear, apparel and accessories and certain other applications;

         WHEREAS, Spalding engages in the business of designing, manufacturing, sourcing, marketing, distributing and selling worldwide sporting goods bearing the BEN HOGAN Trademarks;

         WHEREAS, the BEN HOGAN Trademarks have acquired substantial goodwill, reputation, fame and distinctiveness throughout the world as a result of the exclusive and widespread use thereof by Spalding;

         WHEREAS, Licensee desires to engage in the research, design, development, manufacture, sourcing, marketing, advertising, promotion, merchandising, shipment, distribution, sale and servicing of men's golf inspired apparel bearing one or more of the BEN HOGAN Trademarks; and

         WHEREAS, Spalding desires to grant, and Licensee desires to obtain, a license to use the BEN HOGAN Trademarks on and in connection with such men's golf inspired apparel in the Territory (as defined below).

         NOW THEREFORE, in consideration of the above premises and the mutual covenants and undertakings of the parties hereunder, Spalding and Licensee agree as follows:

1.       DEFINITIONS.

         Certain initially capitalized terms used in this Agreement shall have the meanings assigned to them in this Section 1. Other initially capitalized terms used in this Agreement, but not defined in this Section 1, shall have the meanings assigned to them as they appear in this Agreement.

1.1      "ACCOUNTING"
         Accounting shall have the meaning set forth below in Section 6.1.

1.2      "AFFILIATE"
         Affiliate shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.


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1.3      "ASSIGNABLE INTELLECTUAL PROPERTY"
         Assignable Intellectual Property shall mean all Design Intellectual Property and all Spalding Technology Intellectual Property.

1.4      "CLAIMS"
         Claims shall have the meaning set forth below in Section 16.1.

1.5      "CONFIDENTIAL INFORMATION"
         Confidential Information shall mean any and all information proprietary to one of the parties hereto, whether or not reduced to writing or other tangible medium of expression, and whether or not patented, patentable, capable of trade secret protection or protected as an unpublished or published work under applicable copyright laws. Confidential Information includes, but is not limited to, information relating to intellectual property and to business plans, financial matters, products, services, manufacturing processes and methods, costs, sources of supply, strategic marketing plans, customer lists, sales, profits, pricing methods, personnel and business relationships. Confidential Information shall not include any information that: (i) was already known to the receiving party prior to its relationship with the disclosing party, as established by written records; (ii) becomes generally available to the public other than as a result of the receiving party's breach of this Agreement; (iii) is furnished to the receiving party by a third party who is lawfully in possession of, and who lawfully conveys, such information; or (iv) is subsequently developed by the receiving party independently of the information received from the disclosing party, as established by the receiving party's written records. For purposes of this definition, the phrase "receiving party" shall be deemed to include each Affiliate of the receiving party.

1.6      "DESIGN INTELLECTUAL PROPERTY"
         Design Intellectual Property shall have the meaning set forth below in
Section 5.1.

1.7      "DISTRIBUTOR"
         Distributor shall mean any distributor or any sales representative with which Licensee has a contractual relationship for the wholesale distribution of products.

1.8      "EVENT OF INSOLVENCY"
         Event of Insolvency shall have the meaning set forth below in Section 20.1(b).

1.9      "GUARANTEED MINIMUM ROYALTIES"
         Guaranteed Minimum Royalties shall have the meaning set forth below in
Section 6.3.

1.10     "INDEMNIFIED PARTY"
         Indemnified Party shall have the meaning set forth below in Section
16.3.

1.11     "INDEMNIFYING PARTY"
         Indemnifying Party shall have the meaning set forth below in Section 16.3.

1.12     "INITIAL TERM"
         Initial Term shall have the meaning set forth below in Section 2.1.



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1.13     "INTELLECTUAL PROPERTY"
         Intellectual Property shall mean copyrights, patents, trade secrets and other information relating to research and development, inventions, discoveries, improvements, methods and processes, know-how, algorithms, compositions, works, concepts, designs, ideas, prototypes, writings, notes and patent applications.

1.14     "INTRODUCTION"
         Introduction shall mean, with respect to any Licensed Product, both:
(i) exhibition of such Licensed Product at a press conference, trade show or similar event; and (ii) accepting orders for sale of commercially reasonable quantities of such Licensed Product.

1.15     "LICENSE"
         License shall mean the grant provided in Section 3.1.

1.16     "LICENSED PRODUCTS"

         Licensed Products shall mean men's golf inspired knit tops, pants, shorts, sweaters, vests and outerwear/rainwear.

1.17     "LICENSED TRADEMARKS"
         The term "Licensed Trademark" shall mean the trademark BEN HOGAN as represented in the attached Exhibit 1.17.

1.18     "MANUFACTURER"
         Manufacturer means a manufacturing entity which has been approved in writing by Spalding as a manufacturer of some or all of the Licensed Products and which has entered into a Manufacturer's Agreement in accordance with Section 11.2.

1.19     "MARKETING FUND EXPENDITURES"
         Marketing Fund Expenditures shall have the meaning set forth below in
Section 9.1.

1.20     "NET SALES"
         Net Sales shall mean Licensee's sales of Licensed Products at Licensee's invoice price for the Licensed Products, less (i) usual and customary post-sale discounts and (ii) customer returns actually credited. No deductions in Net Sales shall be made for: (A) cash or other discounts (except as stated in the previous sentence); (B) commissions; (C) uncollectible accounts; and (D) any costs incurred in the research, design, development, manufacture, sourcing, offering for sale, sale, advertising, promotion, shipment, distribution or exploitation of the Licensed Products.

1.21      "OWNERSHIP RIGHTS"
         Ownership Rights shall have the meaning set forth below in Section 5.3.

1.22     "PERSON"
         Person shall mean any natural person, corporation, limited liability company, general or limited partnership, firm or other entity.

1.23     "PROJECTED ANNUAL SALES"
         Projected Annual Sales shall have the meaning set forth in Section 7.

1.24     "REMAINING INVENTORY"
         Remaining Inventory shall have the meaning set forth below in Section 13.3.


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1.25     "RENEWAL TERM"
         Renewal Term shall have the meaning set forth below in Section 2.2.

1.26     "REQUIRED POLICY"
         Required Policy shall have the meaning set forth below in Section 17.

1.27     "TECHNOLOGY INTELLECTUAL PROPERTY"
         Technology Intellectual Property shall have the meaning set forth below in Section 5.1.

1.28     "TERM"
         Term shall mean the Initial Term and, if applicable, the Renewal Term.

1.29     "TERRITORY"
         Territory shall mean: the United States and its territories and possessions; and Canada beginning January 1, 2003.

1.30     "SPALDING COMPETITOR"
         Spalding Competitor shall mean any Person that is listed in Exhibit
1.30 hereto, which exhibit Spalding may amend, from time to time, with Licensee's consent.

1.31     "SPALDING DISTRIBUTOR"
         Spalding Distributor shall mean any Distributor with which Spalding has a contractual relationship for the wholesale distribution of Spalding products, other than Licensed Products.

1.32     "TRADEMARK"
         Trademark shall mean any trademark, trade name, trade dress, service mark, logo or other similar identifying mark.

2.       TERM.

2.1      INITIAL TERM.
         The initial term of this Agreement and the License shall commence upon the date of this Agreement and shall expire on December 31, 2006, or on such earlier date as either party may terminate this Agreement in accordance with its terms (the "Initial Term").

2.2      MARKETING DATE
         Licensed Product must actively be selling by February, 2002.

2.3      RENEWAL TERM.
         Licensee shall have an option to renew this Agreement and the License for an additional five (5) years commencing on January 1, 2007 and expiring on December 31, 2011 (the "Renewal Term"). Licensee shall deliver to Spalding written notice of Licensee's intention to exercise its renewal rights on or prior to March 31, 2006. Licensee's renewal rights are subject to the following conditions: (i) the Initial Term has not been terminated before its expiration;
(ii) Licensee has met all royalty payment requirements; (iii) during both the period on and before the notice date and the period between the notice date for exercising such option (as described below) and the date the Renewal Term commences, Licensee shall not be in default in any material respect under this Agreement, beyond the applicable cure period, if any; and (iv) Licensee has achieved 100% of Annual Sales Projection for the year 2002 through 2006.



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3.       LICENSE.
3.1      GRANT OF LICENSE

         The registered owner of the Licensed Trademark in the United States is Spalding and the registered owner of the Licensed Trademark elsewhere is Lisco Sports, Inc. ("Lisco), a Spalding Affiliate. Lisco has licensed Spalding to use and license others to use the Licensed Trademark outside the United States. Wherever any provisions of this Agreement including, without limitation, this
Section 3.1 and Section 5 below, refer to any rights of Spalding in and to, or with respect to, the Licensed Trademark, and such rights are applicable to any part of the Territory outside the United States, then such references shall also be deemed to include and contemplate the rights of Lisco.
         Spalding hereby grants Licensee the exclusive right and license to utilize the Licensed Trademark solely upon and in conjunction with the manufacture, sale and distribution of Licensed Products in the Territory, subject however to the restrictions and conditions hereinafter set forth. This grant shall not preclude Spalding licensees of Licensed Products outside the Territory from sourcing Licensed Products in the Territory for shipment and sale outside the Territory. Likewise, this grant shall not preclude Licensee from sourcing Licensed Products outside the Territory for shipment and sale in the Territory. Licensee acknowledges Spalding's exclusive rights in the Licensed Trademark and agrees that it will use the same only so long as and only in the manner authorized by this Agreement. The license granted herein does not include the right to sublicense the use of the Licensed Trademark. Licensee shall notify its customers that Licensed Products cannot be exported outside of the Territory.
         Licensee shall be permitted to have the Licensed Products manufactured solely for it by a third party Manufacturer upon the prior written approval of Spalding, provided and upon the express condition that prior to the commencement of such manufacture, said third party Manufacturer shall duly execute and deliver to Spalding a letter in form and content as attached hereto as Exhibit
11.2. Licensee agrees that the utilization of such a Manufacturer shall not in any way reduce its obligations to Spalding under this Agreement, including but not limited to the quality control and trademark notice provisions of this Agreement. Licensee will be required to participate in Spalding's Global Business Affiliate Program through which all factories involved in the production of Spalding's products are audited to ensure that they are in compliance with local labor laws and Spalding's human rights standards. Any default by said Manufacturer of said letter or the obligations referenced therein shall constitute default of this Agreement by Licensee.


3.2      LICENSE FEE.
         $[***] non-refundable license fee payable as follows: 50% on signing and the remaining 50% by December 31, 2001.

3.3      NO TRADEMARK SUBLICENSES.
         Licensee shall not have the right to sublicense any of the Licensed Trademarks; provided, however, that Licensee may authorize the use of the Licensed Trademarks during the Term by Manufacturers solely for purposes of the manufacture of Licensed Products for or on behalf of Licensee.




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3.4      NO LIMITATIONS ON SPALDING.
         Except as expressly stated herein, nothing contained in this Agreement shall in any way restrict, impair, limit or affect Spalding's rights to use, or to permit third parties to use, the Licensed Trademarks.

4.       DEVELOPMENT.

4.1      RESEARCH, DESIGN AND DEVELOPMENT.
         Spalding shall permit Licensee to develop the Licensed Products according to Licensee's specifications for application in Licensed Products, as designed by Licensee, subject to approval of Spalding. Spalding shall, throughout the Term, make available to Licensee Spalding Confidential Information which is necessary, in Spalding's sole opinion, to develop and manufacture the Licensed Products. Notwithstanding the foregoing, in no event shall significant new developments or improvements to Licensed Products be introduced in other men's and boys' apparel products produced by Licensee unless first or simultaneously offered for use in the Licensed Products. None of the foregoing shall limit, override or otherwise affect the restrictions hereunder on Licensee's ability to compete with the Licensed Products.

4.2      DEVELOPMENT ASSISTANCE.
         Licensee shall provide a team of its employees for the Licensed Products, including a head product designer, a technical designer, a brand manager and a sales manager. Such employees shall be required to execute agreements confirming assignment of Assignable Intellectual Property to Spalding and undertaking obligations of confidentiality and non-competition similar to those agreed to by the parties to this Agreement. At least one brand manager will work exclusively on the Licensed Products. Licensee agrees to hire a senior level designer specifically for the Ben Hogan business.

4.3      DEVELOPMENT EXPENSES.
         Licensee shall reimburse Spalding for all reasonable out-of-pocket expenses which may be actually incurred by Spalding or its designees, at Licensee's request or with Licensee's approval, in connection with Licensee's research, design, development, manufacture or sale of the Licensed Products, including, but not limited to, round trip transportation costs, hotel and meal charges and other reasonable expenses, but excluding salary of such Spalding employees or designees. Expenses such as material and sample costs shall be borne solely by Licensee.

5.       INTELLECTUAL PROPERTY.

5.1      OWNERSHIP OF DESIGNS AND OTHER INTELLECTUAL PROPERTY.
         Licensee agrees that with respect to any developments or innovations in technology, used or usable in apparel, all designs, inventions, discoveries, developments, improvements, methods, processes, know-how, compositions, works, concepts and ideas (whether or not patentable or capable of trade secret or copyright protection) (together, referred to as "Technology Intellectual Property") created, developed or reduced to practice by Spalding (whether alone, jointly with Licensee or with others), shall be the sole property of Spalding (collectively, "Spalding Technology Intellectual Property").


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  All Technology Intellectual Property created, developed or reduced to practice by Licensee other than that used in the Licensed Products (whether alone or with others, not including Spalding) shall be the sole property of Licensee.
         Licensee further agrees that, all designs, trade-dress, design patents, other identifying marks, and design related concepts and ideas (whether or not patentable or capable of trade secret or copyright protection) created, developed or reduced to practice by Licensee or Spalding (whether alone, jointly or with others) in the course of researching, designing, developing, manufacturing, sourcing, modifying, improving or altering apparel products in an attempt to create Licensed Products (together, referred to as the "Design Intellectual Property") shall be the sole property of Spalding and shall be used by Licensee exclusively for the Licensed Products. In the event Spalding uses or permits another licensee to use designs of Licensed Products for the production of men's apparel products, Spalding and Licensee will mutually agree on a compensation package for Licensee.
         Licensee shall promptly and fully disclose any Technology Intellectual Property or Design Intellectual Property created, developed or reduced to practice by Licensee hereunder and hereby assigns and agrees to assign to Spalding, or its designees, its full right, title and interest in and to all Design Intellectual Property. Licensee agrees that, both during and after the Term, Licensee shall, at Spalding's request and expense, execute any and all applications for patents, copyrights or other rights and otherwise provide assistance to assign the Design Intellectual Property and Spalding Technology Intellectual Property developed hereunder to Spalding and to permit Spalding to enforce any patents, copyrights or other rights in and to both the Design Intellectual Property and such Technology Intellectual Property. All copyrightable works of Design Intellectual Property that Licensee creates shall be considered "works made for hire."

5.2      PROHIBITED USE OF LICENSED TRADEMARKS.
         During the Term and at all times thereafter, Licensee shall not use any of the Licensed Trademarks: (i) as a portion of, or in combination with, any other trademarks; (ii) as all or part of a corporate name, trade name or other designation used by Licensee to identify its products, services or business; or
(iii) for any purpose other than as trademarks for the Licensed Products. At no time shall Licensee use any name, trademark, service mark, trade name, trade dress or logo in connection with the Licensed Products, which use, and the size, placement and form of which, have not been approved in writing in advance by Spalding, except as required by applicable law. In the event of such authorized use, Licensee shall, at Spalding's option, assign said other trademarks, designs, logos, or endorsements to Spalding upon termination of this Agreement, and in the event of such assignment Licensee will execute and deliver to Spalding any documents requested by Spalding necessary to effect such assignment.

5.3      OWNERSHIP OF LICENSED TRADEMARKS.
         Licensee acknowledges that Spalding has sole and exclusive ownership of all right, title and interest in and to the Licensed Trademarks (including, without limitation, all registrations and applications therefor). Licensee further acknowledges, represents and warrants that it has not acquired, and shall not acquire (whether by operation of law, by this Agreement or otherwise), any right, title, interest or ownership in or to the Licensed Trademarks or any part thereof (collectively, "Ownership Rights"). Should any Ownership Rights become vested in Licensee, Licensee agrees to assign, and hereby assigns, such Ownership Rights to Spalding free of additional consideration. Licensee shall provide, at Spalding's cost, and execute all documents necessary in Spalding's sole


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opinion, to effectuate and record each such assignment to Spalding. Licensee recognizes the value of the goodwill associated with the Licensed Trademarks and acknowledges that all rights therein belong exclusively to Spalding and further acknowledges that the Licensed Trademarks have acquired secondary meaning in the mind of the public. All use of the Licensed Trademarks and all goodwill and benefit arising from such use shall inure to the sole and exclusive benefit of Spalding. Licensee shall not knowingly, during the Term or at any time thereafter, damage, injure or impair the validity and subsistence of the Licensed Trademarks. Licensee shall not attack, dispute or challenge Spalding's Ownership Rights in or to the Licensed Trademarks or the validity of this Agreement, nor shall Licensee assist others in so doing. All trademarks, logos, designs, and/or slogans appearing on or in connection with the Licensed Products shall be the sole and exclusive property of Spalding. Licensee agrees to assign, and hereby assigns, all Ownership Rights to Spalding. At the request and expense of Spalding, Licensee shall provide and execute all documents necessary to effectuate and record such assignments to Spalding.

5.4      REGISTRATION AND PROTECTION OF TRADEMARK
       Except as otherwise agreed in writing, in no event shall Licensee deviate in any manner in its use of the Licensed Trademark from the form of the Trademark set forth in the attached Exhibit 1.17.
       Licensee agrees to cooperate fully and in good faith with Spalding for the purpose of securing and preserving Spalding's right(s) in and to the Licensed Trademark. If Spalding requests, Licensee shall, at Spalding's expense, file and prosecute one or more applications for trademark registrations in the appropriate office(s) or class(es) in the name of Spalding, or, if Spalding so requests in writing, any other name designated by Spalding. It is agreed that nothing contained in this Agreement shall be construed as an assignment or grant to Licensee of any right, title or interest in or to the Licensed Trademark, it being understood that all rights relating thereto are reserved by Spalding, except for the license granted hereunder to Licensee. Licensee hereby agrees that upon expiration or termination of this Agreement for any reason, Licensee will be deemed automatically to have assigned, transferred and conveyed to Spalding any and all copyrights, trademark or service mark rights, equities, goodwill, or other right, title or interest in and to the Licensed Trademark and any variation thereof which may have been obtained by Licensee or which may have vested in Licensee in pursuance of any endeavors covered hereby. Licensee will execute, and hereby irrevocably appoints Spalding its attorney-in-fact to execute, if Licensee refuses to do so, any documents requested by Spalding to accomplish or confirm the foregoing. All artwork and designs involving the Licensed Trademark, or any reproduction thereof, shall, notwithstanding their invention or use by Licensee, be and remain the sole property of Spalding and Spalding shall be entitled to use the same and to license the use of the same by others. Spalding shall have the sole right to determine whether or not legal or other action shall be taken to protect the Licensed Trademark, and Spalding shall have sole control over the form of such action and any settlement of such disputes with third parties with respect to such action. Licensee shall cooperate fully in the prosecution of any action to protect the Licensed Trademark at Spalding's expense.
       Licensee agrees that it will not in any way register or use the Licensed Trademark or any similar name alone or in conjunction with any other words as a tradename or trademark, nor will the Licensed Trademark be used by Licensee in the name of any corporation, partnership or other business entity.


                                       8
                    *** CONFIDENTIAL TREATMENT REQUESTED ***

5.5       TRADEMARK NOTICE
        Licensee agrees that its name and address must appear on the Licensed Products. Whenever the Licensed Trademark is used, there shall also be a notice of the fact that the Licensed Trademark is owned as follows: "THE BEN HOGAN-REGISTERED TRADEMARK- Trademark is owned by and used under license from Spalding Sports Worldwide, Inc. and Lisco Sports, Inc, a Spalding affiliate" or such other notice as specified by Spalding from time to time in form size and location approved by Spalding in writing.
       Licensee agrees that as an essential condition hereof, it will cause the foregoing appropriate notice or any other notice specified by Spalding to so appear on each and every Licensed Product (either tag, label, imprint, or packaging) and in all advertising prepared by or for Licensee. All shall be submitted by Licensee to Spalding for its written approval prior to use by Licensee. Approval by Spalding shall not constitute waiver of Spalding's rights or Licensee's duties under any provision under this Agreement.

5.6      INFRINGEMENTS.
         Licensee shall inform Spalding forthwith if Licensee learns of any goods or activities which infringe (or may infringe) the Licensed Products, or learns of any other infringement of the Licensed Trademarks or of any other intellectual property rights now or hereafter owned by Spalding. Licensee shall provide complete information, cooperation and assistance to Spalding concerning each such infringement (including, without limitation, cooperation and assistance in any further investigation or legal action). Upon learning of such infringement, Spalding shall diligently review the conditions surrounding such infringement. Spalding shall have the right, but not the obligation, at its sole discretion and expense, to take such action as Spalding considers necessary or appropriate to enforce Spalding's and Licensee's rights, including, without limitation, legal action to suppress or eliminate such infringement or to settle any such dispute or action and, if requested by Licensee, Spalding shall consider the addition of Licensee as a party to any such action. Spalding shall also be entitled to seek and recover all costs, expenses, and damages resulting from such infringement. Licensee shall be entitled to receive any amounts recovered by Spalding from any such action taken by Spalding with respect to any goods or activities which infringe (or may infringe) only the Licensed Products which are allocated to Licensee as a result of such infringement pursuant to a final judicial determination, after reduction for the fees, costs and expenses of such action.
         In the event Spalding decides to take no action, Spalding shall promptly inform Licensee of the reasons for such refusal. Licensee may inform Spalding in writing of its objection to such refusal. Upon providing written evidence to Spalding's satisfaction that such infringement has resulted or is likely to result in a material loss of sales by Licensee of Licensed Products in a country in the Territory where Spalding is the registered owner of the Licensed Trademarks in the registration classifications applicable to the Licensed Products, Licensee may request that Spalding (i) take action, at Spalding's expense, to enforce Spalding's rights in the Licensed Trademarks against such infringement or (ii) permit Licensee to take action, at Licensee's expense on Spalding's behalf. Spalding shall negotiate in good faith with Licensee the terms and conditions under which Spalding will approve such request. Licensee acknowledges that any decision by Spalding to withhold approval of Licensee's request shall not be deemed unreasonable if Spalding applies such diligence, commercial reasonableness and other standards in making such decision consistent with Spalding's application of such standards to the enforcement of its rights in the Licensed Trademarks with respect to its other products.



                                       9
                    *** CONFIDENTIAL TREATMENT REQUESTED ***

In the event Spalding permits Licensee to enforce such rights of Spalding, Licensee shall give Spalding, at least 30 days after receipt of such permission, written notice of its intent to enforce Spalding's rights. In the event Licensee chooses to enforce Spalding's rights, (i) Licensee (A) shall employ counsel which is reasonably satisfactory to Spalding, (B) shall provide to Spalding satisfactory periodic updates, and (C) may settle any such claim only with the prior written consent of Spalding, and (ii) Spalding shall have the right to employ separate counsel and to participate in such action. Licensee shall bear the reasonable fees, costs and expenses of such separate counsel if, in the exercise of Spalding's reasonable judgment, Licensee shall not have employed satisfactory counsel to represent Spalding. In the event Licensee takes action to enforce Spalding's rights pursuant to the previous sentence and as a result of such action Licensee or Spalding recover any dollar amounts pursuant to a damage award or settlement, such dollar amounts which apply to infringement of the Licensed Products shall be distributed as follows: (i) if Spalding did not participate in such action, Licensee shall own 100% of such dollar amounts; (ii) if Spalding participated in such action alongside Licensee, Spalding and Licensee shall share such dollar amounts equally (after reduction for fees (including reasonable counsel fees), costs and expenses of such action); and
(iii) if Spalding assumes control of such action, Spalding shall own 100% of such dollar amounts (after reduction for fees (including reasonable counsel fees), costs and expenses of such action). Such dollar amounts which do not apply to infringement of Licensed Products shall be owned by Spalding (after reduction for fees (including reasonable counsel fees) to the extent not already covered under the previous sentence. In the event Spalding decides to take no action, and Licensee either takes no action or takes action but makes no recovery, and Licensee provides written evidence to Spalding's reasonable satisfaction that such infringement has resulted in a material loss of sales by Licensee of Licensed Products in a country in the Territory where Spalding is the registered owner of the Licensed Trademarks in the registration classifications applicable to the Licensed Products, Spalding and Licensee agree to negotiate in good faith an adjustment to Guaranteed Minimum Royalties and Projected Net Sales as may be reasonably appropriate for such affected country based on the demonstrated material loss of sales.

5.7        GOODWILL
         Licensee recognizes the goodwill inherent in the Licensed Trademark and acknowledges that the goodwill attached thereto belongs to Spalding and that such Licensed Trademark has secondary meaning in the minds of the public. Licensee agrees that it will not during the term of this Agreement or thereafter attack or contest property rights of Spalding in and to the Licensed Trademark or attack or contest the validity of the Licensed Trademark.
         In order to maintain said goodwill, Licensee will promptly and to the satisfaction of Spalding resolve any consumer complaints that may arise from time to time with regard to Licensed Products or any promotion thereof.

6.       ROYALTIES.

6.1      ROYALTIES.
         Licensee shall pay to Spalding a royalty of [***] ([***]%) of Licensee's Net Sales. Such royalties shall accrue when the Licensed Products are shipped, distributed or billed, whichever occurs earliest.




                                       10
                    *** CONFIDENTIAL TREATMENT REQUESTED ***

         Licensee shall pay royalties due hereunder no later than thirty (30) days after the end of each fiscal quarter. Commencing with the first quarter of 2002, Licensee shall provide to Spalding with each royalty payment a detailed written accounting of Licensed Products sold or otherwise disposed of by Licensee during such period in each country or territory (the "Accounting") in the form of Exhibit 6.1.

         On December 15 of each contractual year Licensee shall pre-pay to Spalding an estimate of the royalties that Licensee reasonably expects to be due for fourth quarter shipments. The following January 25 Licensee will report to Spalding its actual earned royalties during fourth quarter, and if actual royalties due Spalding are greater than the estimated amount paid to Spalding on December 15, then Licensee will pay the difference to Spalding with its January 25 statement. If the estimate was greater than actual royalties, Licensee can credit the difference to the following quarterly royalties due Spalding.

         All royalty payments to be made hereunder by Licensee shall be paid to Spalding in United States dollars into an account as and where designated by Spalding from time to time.

         All royalty payments shall be paid without any discharge or release of Licensee from liabilities and responsibility accruing prior to such termination, including, but not limited to, the payment of royalties in accordance with this Agreement. Nothing in this Section shall prejudice the rights of action or remedies which Spalding might otherwise have in connection with the enforcement or breach of this Agreement.


6.2      BREACH OF ROYALTY OBLIGATION.
         The failure or refusal of Licensee to timely furnish any Accounting or make royalty payments within ten (10) days after receiving notice from Spalding that such Accounting or royalty payment is late shall be deemed a substantial and material breach of this Agreement and shall entitle Spalding, without any prejudice to any other right which Spalding may have under law, in contract or in equity for such breach, to terminate this Agreement and the License granted hereunder. In the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be made (i) if payment is due Spalding, by wire transfer or immediately available funds to an account specified by Spalding or (ii) if payment is due Licensee, by reduction of royalties to be paid to Spalding for the next quarter or, if discovered during or after the final quarter of the Term, by wire transfer of immediately available funds.


6.3      GUARANTEED MINIMUM ROYALTIES.
         In no event shall the amount of royalties paid to Spalding during any year be less than the amounts set forth below (the "Guaranteed Minimum Royalties") and shall be paid in accordance with the schedule of Exhibit 6.1E.



                                       11
                    *** CONFIDENTIAL TREATMENT REQUESTED ***

                                         GUARANTEE MINIMUM ROYALTIES (A'$)


INITIAL TERM
January 1, 2002    - December  31, 2002                       $[***]

January 1, 2003    - December  31, 2003                       $[***]

January 1, 2004    - December  31, 2004                       $[***]

January 1, 2005    - December  31, 2005                       $[***]

January 1, 2006    - December  31, 2006                       $[***]




RENEWAL TERM
January 1, 2007    - December  31, 2007                       $[***]

January 1, 2008    - December  31, 2008                       $[***]

January 1, 2009    - December  31, 2009                       $[***]

January 1, 2010    - December  31, 2010                       $[***]

January 1, 2011    - December  31, 2011                       $[***]


         Commencing on the effective date of this Agreement, and on or before the 25th day of the month following the conclusion of each quarter of each year (April 25, July 25, October 25, January 25) Licensee shall pay Spalding twenty-five percent (25%) of the total annual minimum royalty to the extent such amount exceeds the cumulative amount of the earned royalties for that year of the Term. However if during the course of a particular year Licensee's total royalty payments to Spalding (earned and minimum royalties) exceed the total minimum royalty for that year, then only earned royalties shall be paid to Spalding by Licensee during the balance of that year (see Exhibit 6.1E).

         If the shipments in any specified one-year period are not sufficient to provide royalties equal to the minimum royalty credit for the excess of the minimum royalty over the actual earned royalty shall not be carried forward into the next period.



6.4      PAYMENTS.
         Unless otherwise specified in writing by Spalding, all payments by Licensee under this Agreement shall be made in U.S. Dollars to Spalding or to a bank or other organization designated by Spalding. All U.S. Dollar payments to be made hereunder calculated on the basis of Net Sales or F.O.B., out as shown in Section 6. (e.g., royalties) in the Territory shall be calculated by first converting the local currency amount into the equivalent U.S. Dollar amount, based on the currency exchange rate provided to Licensee by its principal financial institution for such payment, which shall be a leading U.S. or European commercial financial institution. Licensee shall provide Spalding with sufficient documentation to support the currency exchange rate and conversion to U.S. Dollars with its payment. Such payments shall be made by bank check, certified funds, wire transfer or corporate check (subject to collection), at the election of Spalding.



                                       12
                    *** CONFIDENTIAL TREATMENT REQUESTED ***

When overdue, such payments shall bear interest at an annual rate of eighteen percent (18%) (or such lower rate as may then be the highest rate legally available) from the time such payment is due until payment is received by Spalding. All payments by Licensee to Spalding shall be made without set-off or counterclaim and free and clear of, and without deduction for, or withholding of, any taxes, levies, imports, duties, charges, fees, deduction conditions or condition withholdings of any nature now or hereafter imposed or levied by any country or any political subdivision or authority thereof, except for compulsory deductions or withholdings that Licensee is required by law to make with respect to withholding taxes on royalties or other revenue payable by Licensee to Spalding hereunder. Licensee shall provide Spalding with written evidence of any such withholding paid by Licensee.

Payment outside the U.S. are to be made by wire transfer.


6.5      CURRENCY.
         If Licensee is prevented by law from paying U.S. Dollars to Spalding as required herein, Spalding shall have the right to require Licensee to deposit the amount of U.S. Dollars payable (or, at Spalding's option, the then current equivalent of such amount of U.S. Dollars in another currency available to Licensee in one or more banks in the Territory designated by Spalding and for Spalding's account. Such right shall be in addition to all other legal and equitable rights available to Spalding (including, without limitation, the right to terminate this Agreement immediately or any time thereafter upon notice for the failure to receive in U.S. Dollars as so required).

7.       GUARANTEED ANNUAL SALES.

7.1      GUARANTEED ANNUAL MINIMUM SALES
         a) For the purposes of determining whether the conditions precedent to Licensee's renewal rights under Section 2.2 have been satisfied and whether Spalding has the right to terminate this Agreement for Licensee's failure to meet its minimum sales obligations, Guaranteed Annual Sales for each year during the Initial Term shall be equal to the amounts set forth below:

                         GUARANTEED ANNUAL MINIMUM SALES


                                                              (U.S.'$) DOLLARS
January 1, 2002 - December 31, 2002                                $[***]
January 1, 2003 - December 31, 2003                                $[***]
January 1, 2004 - December 31, 2004                                $[***]
January 1, 2005 - December 31, 2005                                $[***]
January 1, 2006 - December 31, 2006                                $[***]

RENEWAL TERMS
January 1, 2007 - December 31, 2007                                $[***]
January 1, 2008 - December 31, 2008                                $[***]
January 1, 2009 - December 31, 2009                                $[***]
January 1, 2010 - December 31, 2010                                $[***]
January 1, 2011 - December 31, 2011                                $[***]




                                      13
                    *** CONFIDENTIAL TREATMENT REQUESTED ***

b) Guaranteed Minimum Sales will be calculated at [***]% of Projected Net sales.

7.2      ANNUAL SALES PROJECTIONS (A'S)


January 1, 2002 - December 31, 2002         $[***]
January 1, 2003 - December 31, 2003         $[***]
January 1, 2004 - December 31, 2004         $[***]
January 1, 2005 - December 31, 2005         $[***]
January 1, 2006 - December 31, 2006         $[***]

RENEWAL TERMS
January 1, 2007 - December 31, 2007         $[***]
January 1, 2008 - December 31, 2008         $[***]
January 1, 2009 - December 31, 2009         $[***]
January 1, 2010 - December 31, 2010         $[***]
January 1, 2011 - December 31, 2011         $[***]



8.       RECORDS AND RIGHT TO AUDIT
         Licensee shall keep accurate records of all operations affecting royalty payments and marketing related expenditures hereunder, and shall permit Spalding or its designee, upon reasonable notice and during normal business hours, to inspect all books and records relating to Licensee's performance hereunder, as well as the methods employed to produce such books and records, and to make copies of or extracts therefrom throughout the Term and for a period of two (2) years thereafter. As part of such inspection, Spalding shall have the right to have Licensee's books of accounts and records audited at Spalding's expense; provided, however, if any such audit reveals a payment deficiency in the amount owed to Spalding under this Agreement of five percent (5%) or more for any quarter or year included in the Term, then Licensee shall pay, in addition to such deficiency, all costs of such audit.

9.       MARKETING.

9.1      MARKETING FUND.
         a) Licensee shall spend on marketing, advertising and promotional activities and materials ("Marketing Fund Expenditures") a dollar amount (including in each case, consumer advertising and associated costs, fixtures and corner shops, co-op advertising, trade advertising, PR, catalogs, trade show booths, and showroom fixtures, but excluding, in each case, research, salary, overhead and other administrative expenses, showroom expenses, and other indirect costs and expenses) which is at least equal to [***]% of actual Net Sales.
         b) An additional [***]% of Net Sales shall be paid directly to Spalding to support integrated brand marketing opportunities for the Ben Hogan brand as per Exhibit 6.1E which is attached.



                                       14
                    *** CONFIDENTIAL TREATMENT REQUESTED ***

9.2      APPROVAL OF MARKETING PLAN AND MATERIALS.
         Spalding and Licensee will develop mutually acceptable business and marketing plans which address the subjects set forth in Exhibit 9.2, including, types of media for Licensee's advertising and merchandising programs, proposed advertising, promotional, marketing, distribution and sales strategies and targets for the Licensed Products (the "Business and Marketing Plans").
         The Marketing Plan shall assign responsibility for completing the actions set forth in the Marketing Plan. Spalding shall have absolute control over the creation and production of advertising, promotional, merchandising and other marketing materials for which Spalding is responsible. Spalding shall approve in advance all advertising, promotional, merchandising and other marketing materials for which Licensee is responsible, including without limitation: (i) all containers, packaging, labels, tags and the like; (ii) all advertising, promotional, merchandising and other marketing materials; (iii) all stationery, business cards and invoices; and (iv) all other transaction documents and business materials. Licensee shall submit such materials in their proposed final form to Spalding at least thirty (30) business days before the proposed publication or release of such materials.


9.3      TRADE SHOWS.
         Licensee may display, at its expense, Licensed Products at trade shows and the like, but only within booths or separate and distinct areas displaying the Licensed Products and only in a manner consistent with the presentation of other Spalding products. For trade shows attended by both Licensee and Spalding, Licensee shall display, at Licensee's expense, Licensed Products at trade shows only in Spalding's booth, except as agreed otherwise by Spalding in writing. Expenses (of the type included as Marketing Fund Expenditures pursuant to Section 9.1a) incurred by Licensee under this Section 9.3 shall be credited against Marketing Fund Expenditures.

9.4      LICENSEE'S SHOWROOM.
         Licensee shall have a showroom with a distinct area devoted exclusively to the Licensed Products. The location, minimum square footage and design of and display of Licensed Products at the showroom must be approved in advance by Spalding in its reasonable discretion.

9.5       CUSTOMER SERVICE

      Licensee acknowledges that the reputation and success of Spalding and the Licensed Trademark are dependent on the excellence in levels of customer service. Therefore, Licensee agrees to use best efforts to continuously provide customer service on Spalding branded business at a high level of quality, commensurate with the excellence normally expected from a well-known, national brand Licensee, including, but not limited to, the following:

1. Adequate levels of inventory to satisfy customer needs by consistently shipping orders at a minimum of [***] percent ([***]%) complete;

2. Timely schedules of shipment against customer requests by consistently shipping [***] percent ([***]%) of customer orders within fifteen (15) days of the due date; if the order was placed within lead times.


                                       15
                    *** CONFIDENTIAL TREATMENT REQUESTED ***

3. A customer service representative whose principal function is to handle customer inquiries regarding the Licensed Products and who will consistently answer a minimum of [***] percent ([***]%) of customer/consumer inquiries within five (5) working days of receipt;

4.       A toll free number for customer use.

5. At the end of each contract year, Licensee shall submit in writing to Spalding a list of all its Spalding licensed customer/consumer complaints and action steps taken to satisfy the customer or consumer.

10.       COMPLIMENTARY PRODUCTS.
         During each year included in the Term, Licensee shall provide to Spalding, free of charge, (i) two (2) representative sample set from top of production of the Licensed Products for Spalding's advertising and promotional purposes and (ii) one (1) representative sample set from sales sample production of the Licensed Products at Spalding's request for product development archives.

11.      QUALITY CONTROL OF LICENSED PRODUCTS.

11.1     PRODUCT APPROVAL.
         Licensee shall assure at all times that the quality of Licensed
Products: (i) is of a high standard consistent with the quality of BEN HOGAN-REGISTERED TRADEMARK- products; (ii) otherwise conforms with the specifications, performance standards and quality standards of Spalding products and of Licensee's other products of similar brand position and selling price; and (iii) is of a standard consistent with the prestige and reputation which the Licensed Trademarks have developed heretofore. Licensee additionally shall assure that at all times the Licensed products: (x) are sourced, manufactured, labeled, distributed, marketed, advertised, promoted and sold by its Affiliates, Distributors, employees, manufacturers, and agents in accordance with all applicable laws and regulations; and (y) do not infringe any patents, industrial design rights, copyrights or other intellectual property rights of others.

Licensee and Spalding shall follow the Product Development and Approval Process set forth in Exhibit 11.1.

         Only approved samples shall serve as the quality standards for the functioning of such components and the design and visual appearance of such Licensed Products. Licensee shall assure that each marketed unit of such Licensed Products meets such standards and shall effect and enforce an adequate quality control procedure for such purpose. Such quality control processes procedures will be disclosed to Spalding in advance, and Spalding will receive seasonal reports on the results of such quality control evaluations.

         At least once during each year included in the Term (or more often if reasonably requested by Spalding), Licensee shall submit no less than [***] then-current production samples as requested by Spalding, so that Spalding may assure itself of the maintenance of such quality standards.


                                       16
                    *** CONFIDENTIAL TREATMENT REQUESTED ***

Such samples shall be submitted free of charge to Spalding, and shall be delivered to Spalding no more than thirty (30) days after Spalding's request. Such samples may be retained by Spalding free of charge and shall not be counted against Spalding's allotment of complimentary Licensed Products under Section 10.

         Spalding shall have the right, at any time after the approval of a Licensed Product, to revoke or suspend such approval in the event that Spalding determines that such Licensed Product fails to meet the standards of the pre-production samples approved by Spalding. Upon being notified of any such revocation or suspension of such approval, Licensee shall immediately cease production of the relevant Licensed Product(s) and, under Spalding's oversight, shall inspect all of its inventory of such Licensed Product(s). Licensee shall perform the necessary steps to render first quality any inspected items that are classified as eligible for "rework". All other defective or deficient products shall be handled in accordance with Section 13.2.

11.2     APPROVAL OF MANUFACTURERS.
         Any Manufacturer engaged by Licensee to manufacture the Licensed Products must be approved in writing in advance by Spalding. Licensee shall require each such approved Manufacturer to enter into a Manufacturer's Agreement substantially in the form attached hereto as Exhibit 11.2. Spalding agrees that it will not disclose the name of such approved Manufacturer to a third party without obtaining the Licensee's prior written approval, unless the identity of such Manufacturer would not be deemed to be Confidential Information.

         Spalding shall have the right, upon reasonable notice to Licensee, to visit and remain in the business offices and sourcing and manufacturing plants of Licensee during normal business hours to: (i) inspect, examine and test any merchandise, furnishings, fixtures, equipment, supplies, signs or other items used by Licensee in connection with the sourcing, manufacturing or merchandising of the Licensed Products, (ii) observe the nature, quality, quantity and value of the goods sold and of the customer service rendered by Licensee pursuant to this Agreement and (iii) observe the manner and method in which Licensee operates hereunder. Spalding may require Licensee to remove any item of inventory, equipment, furnishing, decor or merchandise used in connection with any display of the Licensed Products which Spalding has not approved or is not of substantially the same quality as approved.

11.3     LICENSED TRADEMARKS.
         Licensee shall place and display the Licensed Trademarks on and in connection with the Licensed Products only in such form and manner as are specifically approved in writing in advance by Spalding.

11.4     OTHER MARKINGS.
         Licensee shall also cause to appear on the Licensed Products and on (i) their containers, packaging, labels, tags, and the like, (ii) all marketing, advertising and promotional materials and (iii) all stationery, business cards, invoices and other transaction documents and business materials which display any of the Licensed Trademarks, such other legends, markings and notices as may be required by law or regulation in the Territory or as Spalding may reasonably request.


                                       17
                    *** CONFIDENTIAL TREATMENT REQUESTED ***

11.5 SPALDING'S GUIDING PRINCIPLES FOR CHOOSING BUSINESS PARTNERS Licensee and its Affiliates shall comply with Spalding's Guiding
Principles for Choosing Business Partners attached hereto as Exhibit 11.5 in manufacturing or sourcing the Licensed Products.

12.      DISTRIBUTION.

12.1     APPROVAL OF DISTRIBUTION.
         Licensee shall submit, for Spalding's prior written approval, a distribution plan which states the intended distribution channels and wholesale and retail accounts for the Licensed Products for each country within the Territory based on qualitative criteria. Except as may be prohibited by applicable law, Licensee shall not sell the Licensed Products in the Territory to anyone other than those retailers and Distributors approved in advance and in writing by Spalding. Licensee and Spalding shall follow the account approval process attached hereto as Exhibit 12.1. Licensee shall not sell the Licensed Products outside of the Territory to anyone other than Spalding, Spalding's Affiliates and franchisees and Spalding Distributors. In no event shall Licensee distribute (or permit the distribution of) any Licensed Products to any close-out dealers, brokers, mass merchandisers, discount department stores, wholesale clubs or other channels which do not specialize in the merchandising of high-quality products, unless Spalding has given its prior written consent to such distribution.

         It is expressly understood by Licensee that the BEN HOGAN-REGISTERED TRADEMARK- collection will be distributed through on course "green grass" specialty stores, department stores, and upscale off course specialty stores with similar price points and positioning subject to Spalding's approval.

         Licensee may sell Licensed Products to its customers via business-to-business e-commerce upon Licensee's demonstration of its technological and operational capabilities to Spalding's reasonable satisfaction. Licensee shall not sell Licensed Products directly to consumers through e-commerce or direct mail. At such times as Spalding, in its absolute discretion, determines whether and how (e.g., Spalding, Licensee or third party) such distribution will take place, Spalding and Licensee shall negotiate mutually acceptable terms to apply to such sales. Nothing in this paragraph shall be deemed to grant, nor to grant to Licensee the authority to grant, to any of Licensee's customers the right to sell Licensed Products to consumers via e-commerce without Spalding's prior written approval; provided, however, that Licensee's customers which are approved by Spalding to sell other Spalding footwear or apparel products to consumers via e-commerce shall be deemed approved, for so long as such approval remains in effect.


12.2     NO RESALE.
         Licensee and its Affiliates shall not sell Licensed Products which it knows or has reason to know are destined for resale to or in any countries or other jurisdictions outside the Territory, except to Spalding's Affiliates or Spalding Distributors.


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                    *** CONFIDENTIAL TREATMENT REQUESTED ***
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Licensee shall, to the extent not prohibited by applicable law, expressly communicate to its customers that resale of Licensed Products outside the Territory (or solicitation in the European Union countries) is prohibited and shall discontinue all direct and indirect sales of Licensed Products to any customer who violates such prohibition.

12.3     FILL RATES.
         Licensee shall, at all times, achieve an average order fill rate of at least [***]% in any given season.

13.      SURPLUS, DEFECTIVE OR DEFICIENT LICENSED PRODUCTS.

13.1     SURPLUS OR OBSOLETE PRODUCTS.
         Licensee shall use its best reasonable efforts to manufacture the Licensed Products in quantities consistent with anticipated demand therefor, so as not to result in excessive inventory build-up. Licensee shall have the right to sell, with Spalding's prior written approval, such surplus and/or obsolete Licensed Products third party resellers; provided that the merchandise sold in such outlet stores is not from the current season's collection and that Spalding has the right of first refusal to purchase such merchandise at a discount from published wholesale price of [***]%. Spalding shall inform Licensee of its intent to exercise its right of first refusal within 15 days after receipt of Licensee's written offer to Spalding. If Spalding does not exercise its right of first refusal and Licensee does not sell such surplus and obsolete products to a pre-approved third party, then Licensee may, alternatively, sell such products to Spalding at a mutually agreed upon price. Licensee shall pay to Spalding a royalty on sales of Excess or Obsolete Product at a [***]% royalty rate.

         Such royalties and sales shall be applied towards Guaranteed Minimum Royalties and to determine Licensee's compliance with the minimum Net Sales requirements of Section 20.1(d) hereunder. Licensee shall submit in writing, for approval, all customers for distribution of such surplus and obsolete Licensed Products. Spalding may revoke, in its reasonable judgment, its approval of a customer (subject to applicable law) and will promptly inform Licensee in writing of the reasons for such revocation.

13.2     DEFECTIVE OR DEFICIENT LICENSED PRODUCTS.
         Licensee shall mark any irregular or defective product "FD" or "IRR" and may sell such product through its outlet stores, or, alternatively, to Spalding at a mutually agreed upon price, if and only if: (i) such irregularities or defects are minor and cosmetic in nature and do not affect the function or intended use of such product, (ii) such product does not exceed [***]% of Net Sales in any year, and (iii) Licensee pays to Spalding a royalty on such sales other than sales to Spalding, which royalties shall not be credited towards Guaranteed Minimum Royalties hereunder. Licensee will destroy or alter all other irregular or defective product so as to be free from all Licensed Trademarks and references to Spalding so as not to be confusingly similar, in Spalding's reasonable discretion, to the Licensed Products.

13.3     DISPOSAL OF REMAINING INVENTORY.
         Licensee will provide Spalding with a full statement of the styles and amount of unsold Licensed Products in inventory on the expiration or termination of this Agreement (collectively, the "Remaining Inventory").


                                       19
                    *** CONFIDENTIAL TREATMENT REQUESTED ***
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If Licensee provides such statement, Licensee shall have the right to sell-off any such inventory during the Sell-off Period (as defined below); provided, however, that Spalding reserves its right to deny, in its reasonable judgment, Licensee's sell-off rights in the event Spalding terminates the License Agreement for Licensee's breach of any of the following obligations, and, in the case of clauses (i) and (ii) below, so long as such breaches are continuing: (i) maintenance of the Required Policy; (ii) payment of royalties or Licensee Fee;
(iii) trademark usage; (iv) sale to unauthorized accounts; or (v) sale of Licensed Products which Licensee knows or has reason to know are destined for resale to or in any countries or other jurisdictions outside the Territory (except to Spalding's Affiliates or franchisees or Spalding Distributors) or failure to discontinue (to the extent permitted by law) all direct and indirect sales of Licensed Products to any customer who violates the resale prohibition. The applicable Sell-off Period shall be the period beginning on the date of termination or expiration of the License Agreement and ending upon the liquidation of the last remaining inventory, but in no event later than six (6) months after the date of termination or expiration of the License Agreement. Licensee's proposed sell-off arrangements shall be subject to Spalding's prior written approval, which approval shall not be unreasonably withheld or delayed, shall be consistent with the reputation, prestige and goodwill of the Licensed Trademarks and shall maintain Spalding's image and reputation. Licensee shall not advertise such sell-off. Licensee shall pay Spalding a royalty on sales of such inventory, but such royalties shall not be applied towards meeting Guaranteed Minimum Royalties. Licensee shall alter or destroy any remaining unsold inventory. Spalding has the right to approve and to supervise the manner of alteration and destruction. At Spalding's option, Licensee shall sell any Remaining Inventory to Spalding at the price provided in Section 13.1.

14.      WARRANTY.

14.1     SPALDING WARRANTY.
         Spalding represents and warrants to Licensee that: (i) it is able to enter into and perform under this Agreement; (ii) it is the registered owner of the Licensed Trademarks in the Territory in the registration classifications applicable to the Licensed Products in the countries in the Territory as set forth in Section 1.29; (iii) it is able and has the right to license all of Spalding's rights to the Licensed Trademarks (or such alternative marks, as applicable) in the Territory for purposes of this Agreement and the Licensed Trademarks do not violate the intellectual property rights of third parties; and
(iv) it has not made, and will not make, any commitments to others inconsistent with, or in derogation of, such rights.

14.2     LICENSEE WARRANTY.
         Licensee represents and warrants to Spalding that: (i) it is able to enter into and perform under this Agreement; (ii) it has the right to use any trademarks other than the Licensed Trademarks it may use on or in connection with the Licensed Products; (iii) it has not made, and will not make, any commitments inconsistent with, or in derogation of, such rights; (iv) by entering into and performing under this Agreement it is not, and shall not be, in conflict with any prior obligations to third parties; (v) the Licensed Products and all associated materials are, and shall be, free from any claims of infringement of any third party's proprietary or other intellectual property rights (including, without limitation, trade secret, patent, copyright and trademark rights, but excluding the use of the Licensed Trademarks in accordance with this Agreement); (vi) the Licensed Products and all associated materials are, and shall be, free from material defects in design, material and



                                       20
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


workmanship and are, and shall be, safe and suitable for their intended and foreseeable uses; (vii) the Licensed Products and all associated materials are, and shall be, free from any claim of product liability; and (viii) the Licensed Products and all associated materials shall meet the requirements of all applicable statutes, rules, regulations, decrees, orders, standards and guidelines.

15.      DISCLAIMER.
         Nothing in this Agreement shall be deemed to be a representation or warranty by Spalding that the Licensed Products or Licensed Trademarks will be free from claims of infringement of the patents, trademarks (except for Licensee's use of the Licensed Trademarks permitted hereunder), trade dress, copyrights or other intellectual property rights of any third party. Except as provided in Section 16.1, Spalding shall have no liability whatsoever to Licensee or any other Person for, or on account of, any injury, loss or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon, Licensee or any other Person, arising out of or in connection with or resulting from: (a) the manufacture, use or sale of Licensed Products; (b) the use of any Confidential Information disclosed by Spalding; or (c) any advertising, promotional or merchandising activities by Licensee, its directors, officers, employees, agents and Affiliates in connection with the Licensed Products. Licensee shall hold Spalding, and each of its directors, officers, employees, agents and Affiliates, harmless in the event that Spalding, or any of its directors, officers, employees, agents or Affiliates, is held liable with respect thereto.

16.      INDEMNITY.

16.1     INDEMNIFICATION BY SPALDING.
         Spalding shall indemnify and hold harmless Licensee and each of its directors, officers, employees, agents and Affiliates from and against any and all claims, actions, suits, proceedings, losses, damages and expenses (including, without limitation, reasonable attorneys', consultants' and experts' fees) (collectively, "Claims") arising out of or relating to any (i) inaccuracy or breach of Spalding's representations, warranties, covenants or other obligations hereunder or (ii) Licensee's use of the Licensed Trademarks in accordance with this License Agreement.

16.2     INDEMNIFICATION BY LICENSEE.
         Licensee shall indemnify and hold harmless Spalding and each of its directors, officers, employees, agents and Affiliates from and against any and all Claims arising out of or relating to: (i) any inaccuracy or breach of Licensee's representations, warranties, covenants or other obligations hereunder; (ii) the design, development, manufacture, sourcing, marketing, advertising, promotion, merchandising, shipment, distribution, sale, servicing or use of any Licensed Products (including, without limitation, any (A) product liability claims, (B) claims of personal injury, death or property damage, (C) claims made under any guaranties made or warranties given (in each case, whether express or implied) by Licensee with respect to such Licensed Products or (D) any similar or other claim based on strict liability, negligence or warranty (whether express or implied)); (iii) the distribution or sale of Licensed Products in any of the countries in the Territory where Spalding's application for registration of the Licensed Trademarks in the registration classification applicable to the Licensed Products is pending, prior to such registration being obtained; or (iv) any use of the Licensed Trademarks by Licensee in violation of this Agreement.



                                       21
                    *** CONFIDENTIAL TREATMENT REQUESTED ***

Licensee's obligations under this Section shall not be in any way limited to or restricted by (a) Licensee's available insurance coverage, or (b) any of Spalding's prior approvals granted under this Agreement with respect to any Licensed Products.

16.3     INDEMNIFICATION PROCEDURES.
         Each party hereto shall promptly after obtaining knowledge thereof notify the other party of any Claims against any Person arising out of or relating to any Licensed Products, including, without limitation, product liability claims or other Claims subject to indemnification hereunder relating to the research, design, development, manufacture, sourcing, marketing, advertising, promotion, merchandising, shipment, distribution, sale, servicing or use of any Licensed Product. In the event that any Claim is made as a result of which a party or any of its directors, officers, employees, agents or Affiliates (collectively, an "Indemnified Party") may become entitled to indemnification by the other party (an "Indemnifying Party"), the Indemnifying Party shall, at its expense, have the right to participate in, and, at its option, to assume the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. Promptly upon becoming aware of such Claim, the Indemnified Party shall give the Indemnifying Party notice thereof; provided, however, that the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission. If the Indemnifying Party elects so to assume the defense of such Claim, following its notice of such election to the Indemnified Party, the Indemnifying Party shall not be liable to the Indemnified Party pursuant to such Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense of such Claim, except to the extent otherwise provided below. Any settlement of any Claim shall require the mutual consent of the Indemnifying Party and the Indemnified Party, which consent shall not be unreasonably withheld or delayed, but which shall include as a term thereof the giving by the claimant or plaintiff to the Indemnified Party of an unconditional release from all liability with respect to such Claim. Notwithstanding the right of the Indemnifying Party to assume the defense of any Claim to which the Indemnified Party may become a party or target, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such action. The Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel, if: (i) the use of the counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, such Claim include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which conflict with those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such Claim on behalf of the Indemnified Party); (iii) in the exercise of the Indemnified Party's reasonable judgment, the Indemnifying Party shall not have employed satisfactory counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Claim; or (iv) the Indemnifying Party shall not have assumed the defense of such Claim.

17.      INSURANCE.
Licensee shall maintain, at its own expense, in full force and effect at all times during which Licensed Products are sold and if written on a "claims made" basis for a period of six (6) years thereafter (or a tail policy providing comparable coverage) a commercial general liability insurance policy providing at least Three Million Dollars (US $3,000,000) of coverage (including coverage for


                                       22
                    *** CONFIDENTIAL TREATMENT REQUESTED *** products liability), and an excess liability insurance policy providing an annual aggregate of Three Million U.S. Dollars (U.S. $3,000,000) insuring exclusively against events involving the Licensed Products (collectively, the "Required Policy"). The Required Policy must be written on either an occurrence basis or on a claims-made basis and shall name Spalding as an additional named insured. The Required Policy shall provide for at least thirty (30) days' prior written notice to Spalding of the cancellation or any substantial modification thereof (including, without limitation, any reduction of the aggregate limit of coverage). If Licensee cancels or substantially modifies the Required Policy without replacement or substitute coverage or fails to keep the Required Policy in full force and effect, Spalding shall have the right, at anytime thereafter, without prejudice to its other rights, to terminate this Agreement and the License, effective immediately upon notice to Licensee of such termination. Spalding shall review annually the insurance requirements pursuant to this Section and, if Spalding, in its good faith and reasonable business judgment based upon past claims history of Licensee, dollar volume of sales beyond Projected Annual Sales or current market conditions, believes that such requirements do not adequately protect Spalding, Spalding shall have the right to require Licensee to increase its insurance coverage to levels which Spalding, in exercising such judgment, believes will be necessary to adequately protect Spalding. In addition, Spalding shall have the right, but not the obligation, to purchase such additional coverage and to be reimbursed by Licensee for all costs related thereto.
         Upon execution of this Agreement, and as Spalding may request from time to time, Licensee shall provide Spalding with certificates of insurance or a copy of the policies evidencing the coverage outlined in this Section. Renewal certificates for such policies shall be issued at least ten (10) days prior to the policy expiration.

18.      CONFIDENTIAL INFORMATION.

18.1     CONFIDENTIAL TREATMENT.
         The parties acknowledge that during the course of their performance under this Agreement, each party may learn Confidential Information of the other party. Each party agrees to take reasonable steps to protect such Confidential Information and further agrees that it shall not: (i) use such Confidential Information except as required in the normal and proper course of performing under this Agreement; (ii) disclose such Confidential Information to a third party; or (iii) allow a third party access to such Confidential Information (except as may otherwise be required by law) without, in each case, obtaining the prior written approval of the other party; provided, however, that such restrictions shall not apply to Confidential Information which a party has requested be subject to a confidentiality order but nonetheless is required to be revealed to an adjudicating body in the course of litigation. The foregoing restrictions shall continue to apply after the expiration or termination of this Agreement, regardless of the reason for such expiration or termination, and shall continue to apply for so long as the confidential nature of such information is maintained. All Confidential Information is, and shall remain, the property of the party which supplied it. Each party shall take reasonable steps to mark its Confidential Information which is in written form with appropriate legends; provided, however, that the failure so to mark such Confidential Information shall not relieve the other party of its obligations hereunder.

18.2     FORBIDDEN USE OF CONFIDENTIAL INFORMATION.
         Neither party hereto shall: (i) use Confidential Information of the other party in connection with products which are not Licensed Products; or (ii) disclose Confidential Information of the other



                                       23
                    *** CONFIDENTIAL TREATMENT REQUESTED *** party to, or allow access to such Confidential Information by, anyone not associated with the research, design, development, manufacture or sale of Licensed Products pursuant to this Agreement, without the prior written consent of such other party.

18.3     PRIOR OBLIGATIONS.
         Neither party shall intentionally disclose to, or use on behalf of, the other party any information which is proprietary to a third party, unless written authorization from such third party is first obtained in form and substance satisfactory to the other party.

19.      NON-COMPETITION.
         Neither Licensee nor any subsidiary of Licensee shall, except with Spalding's prior written consent, (i) at any time prior to the termination or expiration of the License Agreement engage, either directly or indirectly, in the research, design and development of, and (ii) at any time prior to the termination or expiration of the License Agreement and the applicable Sell-off Period (as defined in Section 13.3) thereafter, engage, either directly or indirectly, in the manufacture, sourcing, marketing, advertising, promoting, merchandising, shipping, distributing or selling, any children's apparel products (a) which, in Spalding's reasonable judgment are based upon, are derived from, replicate patterns used for or are confusingly similar to any Licensed Product or other Spalding apparel products, or (b) for or on behalf of any Spalding Competitor (the "Prohibited other Activities"). Notwithstanding these restrictions, Licensee may (a) continue to research, design, develop, manufacture, market, advertise, promote, distribute or sell children's apparel products under pre-existing arrangements; and (b) continue to research, design, develop, manufacture, market, advertise, promote, distribute or sell children's apparel products for third parties under pre-existing arrangements who become Spalding Competitors after the date of the License Agreement; provided that none of the activities permitted in (a) and (b) may violate any other provisions of the License Agreement (the "Prohibited Activities).

         For purposes of the foregoing paragraph, the term "directly or indirectly" shall mean Licensee's direct or indirect, sole or joint, (i) ownership, management, operation, control or investment in the securities of (except ownership of 10% or less of the equity securities of any publicly traded Licensee), (ii) loans or advances to, or (iii) engagement of, a third party in connection with the Prohibited Activities.

20.      TERMINATION OR EXPIRATION

20.1     TERMINATION BY SPALDING
         Spalding shall have the right, without prejudice to any other rights it may have, to terminate this Agreement, effective immediately upon giving notice to Licensee, upon the occurrence of any of the following, so long as the same shall be continuing at the time such notice is given:




                                       24
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


a) If Licensee: (i) commences or voluntarily becomes subject to the commencement of a case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under applicable bankruptcy, insolvency or equivalent laws of any country in the Territory; (ii) involuntarily becomes subject to the commencement of a case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under applicable bankruptcy, insolvency or equivalent laws, and such case or proceeding shall remain undismissed and unstayed for a period of 60 days; (iii) has appointed for it or for any substantial part of its property a court-appointed receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official; (iv) makes an assignment for the benefit of its creditors; (v) defaults on any obligation which is secured, in whole or in part, by a security interest in the Licensed Products; (vi) fails generally to pay its debts as they become due; or (vii) takes corporate action in furtherance of any of the foregoing (an "Event of Insolvency");

b) If Licensee's management responsible for the business contemplated by this Agreement changes, or if Licensee sells, or otherwise disposes of, all or substantially all of Licensee's business or assets to a third party or parties or effective control of Licensee is transferred and in either case whether in a single transaction or in a series of transactions, and whether directly or indirectly, (except, however, that any direct or indirect transfer of assets or issuance of any shares of Licensee or the voting rights of such shares pursuant to a public offering or to any transferee that (i) is not a Spalding Competitor,
(ii) is of sufficient financial strength, and (iii) has a reasonably acceptable image and reputation is permitted), or if there is a material adverse change in the business and financial condition of Licensee which adversely affects its ability to perform hereunder. Notwithstanding the foregoing, Spalding agrees that it will not withhold its consent to such transaction(s) unreasonably and that it will not request any additional financial or economic consideration upon any change of control.

c) The discontinuation of the design, manufacture, distribution and sale of the Licensed Products for 30 days or more (or 120 days if discontinuation is a result of force majeure);

d) If Licensee's actual Net Sales of Licensed Products for any years is less than [***] percent ([***]%) of the applicable Projected Annual Sales for such year; or

         If Licensee materially breaches any of: (i) its trademark use obligations under Section 5; (ii) its obligation to furnish any Accounting or royalty payments under Section 6.2; (iii) its obligation to spend at least the Marketing Fund Expenditures as required under Section 9.1; or (iv) its insurance coverage obligations; and such breach is still continuing as of the date of notice of termination.

         Additionally, if Licensee materially breaches any of its other representations, warranties or obligations under this Agreement other than those specified in the preceding paragraph, Spalding shall have the right, without prejudice to any other rights it may have, at any time thereafter to terminate this Agreement upon at least thirty (30) days' notice, provided that such breach is continuing at the end of the relevant notice period. Such termination shall automatically become effective at the end of the applicable notice period, unless Licensee has completely remedied such breach to Spalding's reasonable satisfaction within such applicable notice period.


                                       25
                    *** CONFIDENTIAL TREATMENT REQUESTED ***

20.2     TERMINATION BY LICENSEE.
         If Spalding materially breaches any of its representations, warranties or covenants under this Agreement, Licensee shall have the right, without prejudice to any other rights it may have, at any time thereafter to terminate this Agreement upon at least thirty (30) days' notice, provided that such breach is continuing at the end of the relevant notice period. Such termination shall automatically become effective at the end of the applicable notice period, unless Spalding has completely remedied such breach to Licensee's reasonable satisfaction within such applicable notice period. In addition, Licensee shall have the right, without prejudice to any other rights it may have, to terminate this Agreement effectively immediately on notice to Spalding, upon the occurrence of an Event of Insolvency with respect to Spalding.

20.3     PAYMENTS UPON TERMINATION.
         If this Agreement expires or is terminated for any reason as set forth in this Agreement before all payments hereunder have been made (including Guaranteed Minimum Royalties prorated through the date of expiration or termination), Licensee shall immediately thereafter submit a report and pay to Spalding any remaining unpaid balance for the year in which such expiration or termination occurs (whether or not the due date therefor has occurred) and for any prior years.

20.4     AUTOMATIC EXPIRATION OR TERMINATION OF LICENSE.
         The License shall automatically expire or terminate upon the expiration or termination of this Agreement for any reason; provided, however, that if Spalding shall have terminated this Agreement only with respect to certain countries or territories within the Territory, then the License shall, accordingly, automatically terminate only with respect to the same products or countries and territories (as the case may be); provided further, that if Spalding terminates this Agreement only with respect to certain countries or territories, then Guaranteed Minimum Royalties and Projected Annual Sales shall be reduced appropriately. Upon such expiration or termination, Licensee shall immediately cease all use of the License and shall, at Spalding's request, take all steps and actions as Spalding may deem necessary to reflect or confirm such expiration or termination and surrender of Licensee's rights to use same.

20.5     RETURN OF PROPERTY.
         Each party shall return to the other, promptly upon the expiration or termination of this Agreement, or at any other time when requested, any and all property of the other party (including, but not limited to, all Confidential Information and copies thereof and trade show booths); provided, however, that Spalding shall have the right to retain free of charge any samples and any complimentary products supplied to it under this Agreement.

20.6     NO RIGHTS AFTER TERM.
         Licensee understands and acknowledges that, with the exception of its surviving rights as described in Section 23.2 or otherwise in this Agreement, no rights under this Agreement whatsoever shall extend to Licensee beyond the expiration or termination of this Agreement. Licensee shall not be entitled to any compensatory payment in connection with the expiration or termination of this Agreement or the License granted hereunder for any reason.

21.      APPROVALS, ETC.
         Except as otherwise provided in this Agreement, all approvals required or given pursuant to this Agreement shall be in writing.



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



Spalding's approval of Licensed Product samples, artwork or advertising, promotional or marketing materials shall not be construed to mean that Spalding has determined that such items conform to the laws or regulations of any jurisdiction or, in the case of Licensed Product samples, that such samples are safe or fit for their intended purpose. Spalding may revoke its approval of a Licensed Product sample at any time, if the Licensed Product subsequently is determined by Spalding, in its reasonable judgment, to be materially unsafe or deficient in quality. Additionally, if, following approval of any item for which approval is required under this Agreement, any significantly unfavorable publicity or claim should arise or be made in relation to such item, Spalding shall have the right, in its reasonable business judgment, after consultation with Licensee, to revoke its approval of such item. In the event of any revocation of Spalding's approval hereunder, Licensee immediately thereafter (i) shall discontinue its manufacture, distribution, sale, use and publication of such item as a Licensed Product and (ii) shall alter all or any part of such products remaining to be free from all Licensed Trademarks and references to Spalding so as not to be confusingly similar, in Spalding's discretion, to the Licensed Products or, if such alteration is impossible, shall destroy any such product remaining. After Spalding has approved any item for which approval is required under this Agreement, Licensee shall not make any material change in or to such approved item without again obtaining Spalding's prior written approval.

         In the event that Licensee shall experience any Event of Insolvency or in the event Spalding determines, in its reasonable judgment, that Licensed Products sold by Licensee are materially defective or unsafe, Spalding shall have the right (but shall not be obligated) to require the recall of any Licensed Product which is, or may be, materially defective or unsafe; provided, however, that such recall (or failure so to recall) shall not relieve Licensee of its indemnification obligations under this Agreement.

22.      EQUITABLE RELIEF.
         Licensee acknowledges and agrees that: (i) its failure to perform its obligations under this Agreement and its breach of any provision hereof, in any instance, may result in immediate and irreparable damage to Spalding; (ii) no adequate remedy at law exists for such damage; and (iii) in the event of such failure or breach, Spalding shall be entitled to equitable relief by way of temporary, preliminary and permanent injunctions, and such other and further relief as any court of competent jurisdiction may deem just and proper, in addition to, and without prejudice to, any other relief whether in law or in equity to which Spalding may be entitled.

23.      MISCELLANEOUS

23.1     INDEPENDENCE OF THE PARTIES
         Neither Licensee nor Spalding shall be construed to be the agent of the other in any respect. The parties have entered into this Agreement as independent contractors only, and nothing herein shall be construed to place the parties in the relationship of partners, joint venturers, agency or legal representation. Neither Licensee nor Spalding shall have the authority to obligate or bind the other in any manner as to any third party. Other than with Spalding, nothing contained herein shall be construed to restrict Licensee's ability to set its prices with respect to unaffiliated third parties.



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23.2     SURVIVORSHIP.
         All rights and obligations of the parties which, by their express terms or nature or those arising under Sections 3.2, 3.3, 3.4, 5, 6 (except for Section 6.4 subject to payment of prorated Guaranteed Minimum Royalties under
Section 20.3), 8, 12.2, 13 through 20, 22 and 23 (together with the defined terms or other references used in such sections) of this Agreement, shall survive the expiration or termination of this Agreement and shall continue until fully performed.

23.3     ENTIRE AGREEMENT.
         This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements, understandings, commitments, negotiations and discussions with respect thereto, whether oral or written.

23.4     HEADINGS.
         Headings and subheadings in this Agreement are included solely for convenience of reference and shall not affect the interpretation of, or be considered a part of, this Agreement.

23.5     AMENDMENT.
         This Agreement may not be amended or modified in any respect, except in writing signed by all parties.

23.6     WAIVER.
         The failure of any party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver of such party's right to insist upon strict adherence to such provision thereafter or to any other provision of this Agreement in any instance. Any waiver shall be in writing signed by the party against whom such waiver is sought to be enforced.

23.7     ASSIGNABILITY; SUCCESSORS AND ASSIGNS.
         This Agreement and the License are personal to Licensee. Licensee shall not assign or transfer any of its rights or delegate any of its obligations under this Agreement or the License, without the prior written consent of Spalding, except as provided otherwise in Section 20.1(b) or elsewhere in this License Agreement. Any assignment, transfer or delegation of any of Licensee's rights or obligations in violation of this License Agreement shall be null and void and of no effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties' respective successors and permitted assigns.

23.8     REFORMATION; SEVERABILITY.
         The provisions of this Agreement shall be severable. If a court of competent jurisdiction shall declare any provision of this Agreement invalid, illegal or unenforceable, the other provisions hereof shall remain in full force and effect, and such court shall be empowered to modify, if possible, such invalid, illegal or unenforceable provision to the extent necessary to make it valid and enforceable to the maximum extent possible.

23.9     GOVERNING LAW AND JURISDICTION.
         This Agreement shall be governed by and construed in accordance with the internal substantive laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely therein. Licensee hereby consents to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts for resolution of all claims, differences and disputes which the parties may have regarding this Agreement.



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Any judgment or other decision of any such court shall be enforceable, without further proceedings, against the named party anywhere in the world where such party is located, does business or has assets.


23.10    DELIVERY OF MATERIALS; NOTICES, ETC.
         Materials required to be delivered to any party hereunder shall be delivered to the address given below for such party. Unless otherwise expressly stated in this Agreement, any notice, accounting statement, consent, approval or other communication under this Agreement shall be in writing and shall be considered given: (i) upon personal delivery or delivery by telecopier (with confirmation of receipt by receiver), (ii) two (2) business days after being deposited with an "overnight" courier or "express mail" service, or (iii) seven
(7) business days after being mailed by registered or certified first class mail, return receipt requested; in each case addressed to the notified party at its address set forth below (or at such other address as such party may specify by notice to the others delivered in accordance with this Section):


If to Spalding:
                           Spalding Sports Worldwide, Inc.
                           425 Meadow Street
                           Chicopee, Massachusetts 01013
                           Attn: Vice President Licensing


If to Licensee:
                           Sport Haley, Inc.
                           4600 East 48th Avenue
                           Denver, Colorado 80216
                           Attn:  President



23.11    CONFIDENTIALITY OF AGREEMENT.
         Except as required by order of a court or government agency of competent jurisdiction, this Agreement and its provisions shall be considered Confidential Information. Spalding and Licensee shall jointly develop and agree upon any press releases or other public statements to the media to be released upon or after execution of this Agreement with respect to the financial terms herein.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.




                                              SPALDING SPORTS WORLDWIDE, IC.



                                              By: ______________________________


                                              Date:_____________________________




                                              SPORT HALEY, INC.



                                              By: ______________________________


                                              Date:_____________________________


[Exhibits to this Exhibit 10.3.5 have been omitted, but are available to the Securities and Exchange Commission upon request.]










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